Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-267698) of Noble Corporation plc of our report dated March 9, 2022 relating to the financial statements of The Drilling Company of 1972 A/S, which is incorporated by reference in this Current Report on Form 8-K/A.

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

October 19, 2022